Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	13-1872319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530, Clayton, MO	63105
(Address of Principal Executive Offices)	(Zip Code)

OLIN CORPORATION AMENDED AND RESTATED 1997 STOCK PLAN FOR
NON-EMPLOYEE DIRECTORS
(Full title of the plan)

G. H. Pain
Vice President, General Counsel and Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105
(Name and address of agent for service)

314-480-1400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of Securities to be Registered	Amount to be registered	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee(2)

Deferred Compensation Obligations(1)	$3,000,000	100%	$3,000,000	$118.00

(1) The Deferred Compensation Obligations being registered relate to an additional $3,000,000 of Deferred Compensation Obligations.  $500,000 of Deferred Compensation Obligations were previously registered pursuant to Registration Statement No. 333-97759 and $2,000,000 of Deferred Compensation Obligations were previously registered pursuant to Registration Statement No. 333-39305.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

Olin Corporation (“Company”) has prepared this Registration Statement (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional $3,000,000 of deferred compensation obligations, which will be issued in accordance with our Amended and Restated 1997 Stock Plan for Non-Employee Directors (“Plan”).

INCORPORATION OF CONTENTS OF REGISTRATION
STATEMENT BY REFERENCE

The Company filed a registration statement on Form S-8 (File No. 333-124483) with the Securities and Exchange Commission (“SEC”) covering the registration of 250,000 shares for issuance under the Plan, which registration statement incorporated by reference the following previously filed registration statements on Form S-8: (1) File No. 333-110136 registering 50,000 shares under the Plan, (2) File No. 333-97759 registering 100,000 shares and $500,000 in deferred compensation obligations under the Plan, (3) File No. 333-39305 registering 75,000 shares and $2,000,000 in deferred compensation obligations under the Plan, and (4) File No. 333-18619 registering 75,000 shares under the Plan. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional $3,000,000 of deferred compensation obligations pursuant to the Plan. The contents of the prior registration statements (File Nos. 333-124483, 333-110136, 333-97759, 333-39305 and 333-18619) are incorporated herein by reference.

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means:

–	incorporated documents are considered part of the prospectus;

–	we can disclose important information to you by referring you to those documents; and

–	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

(c)
Our Current Reports on Form 8-K filed on February 28, 2007, March 1, 2007, April 27, 2007, May 21, 2007, June 27, 2007, June 29, 2007, July 16, 2007, July 27, 2007, August 29, 2007, August 31, 2007, October 5, 2007, October 16, 2007, October 30, 2007, October 31, 2007, November 2, 2007, November 19, 2007, December 4, 2007, December 17, 2007, January 28, 2008; and

(d)	The description of our Common Stock, par value $1.00 per share, contained in Amendment No. 3 to Olin’s Registration Statement on Form S-4 filed on August 14, 2002 (Registration No. 333-88990).

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this registration statement until this offering is completed:

•	reports filed under Section 13(a) and (c) of the Securities Exchange Act of 1934;

•	definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders’ meeting; and

•	any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

Item 8.	EXHIBITS

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

SIGNATURES

Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on January 29, 2008.
OLIN CORPORATION

By: /s/ G. H. Pain
G. H. Pain
Title: Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We the undersigned officers and directors of Olin Corporation, hereby severally constitute and appoint George H. Pain, John E. Fischer and Dennis R. McGough, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph D. Rupp Joseph D. Rupp	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2008

/s/ John E. Fischer John E. Fischer	Vice President and Chief Financial Officer (Principal Financial Officer)	January 29, 2008

/s/ Donald W. Bogus Donald W. Bogus	Director	January 29, 2008

/s/ C. Robert Bunch C. Robert Bunch	Director	January 29, 2008

/s/ Virginia A. Kamsky Virginia A. Kamsky	Director	January 29, 2008

/s/ Randall W. Larrimore Randall W. Larrimore	Director	January 29, 2008

/s/ John M.B. O’Connor John M.B. O’Connor	Director	January 29, 2008

Signature	Title	Date
/s/ Richard M. Rompala Richard M. Rompala	Director	January 29, 2008

/s/ Anthony W. Ruggiero Anthony W. Ruggiero	Director	January 29, 2008

/s/ Philip J. Schulz Philip J. Schulz	Director	January 29, 2008

/s/ Todd A. Slater Todd A. Slater	Vice President and Controller (Principal Accounting Officer)	January 29, 2008

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

5	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Counsel (contained in Exhibit 5)